Exhibit 99.2

CVR Partners Announces $625 Million Private Placement

of Senior Secured Notes Due 2023

SUGAR LAND, Texas (May 31, 2016) – CVR Partners, LP (“CVR Partners”) (NYSE: UAN) and CVR Partners’ wholly owned subsidiary, CVR Nitrogen Finance Corporation, announced today that, subject to market conditions, they intend to offer $625 million in aggregate principal amount of senior secured notes due 2023 to eligible purchasers (the “Notes Offering”).

CVR Partners intends to use the net proceeds of the Notes Offering to repay in full and terminate its outstanding credit facility, fund its previously announced tender offer and pay related fees and expenses.

The securities to be offered in the Notes Offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. CVR Partners plans to offer and sell the securities only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About CVR Partners, LP

Headquartered in Sugar Land, Texas, with manufacturing facilities located in Coffeyville, Kansas, and East Dubuque, Illinois, CVR Partners, LP is a Delaware limited partnership focused primarily on the manufacture of nitrogen fertilizers. CVR Partners’ Coffeyville nitrogen fertilizer manufacturing facility is the only operation in North America that uses a petroleum coke gasification process to produce nitrogen fertilizer and includes a 1,300 ton-per-day ammonia unit, a 3,000 ton-per-day urea ammonium nitrate (UAN) unit and a dual-train gasifier complex having a capacity of 89 million standard cubic feet per day of hydrogen. CVR Partners’ East Dubuque nitrogen fertilizer manufacturing facility uses natural gas to produce nitrogen fertilizer and primarily includes a 1,025 ton-per-day ammonia unit and a 1,100 ton-per-day UAN unit.

The principal executive offices of CVR Partners are located at 2277 Plaza Drive, Suite 500, Sugar Land, TX 77479 and its telephone number is 281-207-3200.

Forward-Looking Statements

This news release contains forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. CVR Partners disclaims any intention or obligation to update publicly or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Investor Contact:

Wes Harris

CVR Partners, LP

281-207-3490

InvestorRelations@CVRPartners.com

Media Relations:

Angie Dasbach

CVR Partners, LP

281-207-3550

MediaRelations@CVRPartners.com